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Exhibit 31.2

CERTIFICATION

I, Jay S. Benet, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2012 of The Travelers Companies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 1, 2013	By:	/s/ JAY S. BENET Jay S. Benet Vice Chairman and Chief Financial Officer

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  Exhibit 31.2
CERTIFICATION